UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2024

BITMINE IMMERSION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-56220 (Commission File Number)	84-3986354 (IRS Employer Identification No.)

10845 Griffith Peak Dr. #2

Las Vegas, NV 89135

(Address of principal executive office) (Zip Code)

(404) 816-8240

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2024, Bitmine Immersion Technologies, Inc. (the “Company”) entered into an amendment to its Line of Credit Agreement (the “LOC”) with Innovative Digital Investors Emerging Technology, L.P. (“IDI”). Prior to the amendment, the LOC provided for a maximum amount of $1,750,000, and the full amount was due and payable on December 1, 2024. Pursuant to the amendment, the maximum amount has been increased to $2,300,000. In addition, the Company has the right to extend the maturity for six monthly periods in consideration for an extension fee of $25,000 for each extension, which will be added to the balance due under the LOC. In addition, IDI was granted the right to convert 11,500,000 shares of common stock it owns into 2,300 shares of Series B Convertible Preferred Stock (See Item 3.02 herein). In consideration for the above the amendments, IDI agreed to approve a new draw under the LOC of $250,000 and to purchase an additional 200 shares of Series B Convertible Preferred Stock for $200,000, for net new financing to the Company of $450,000.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On November 4, 2024, the Company agreed to issue IDI 2,500 shares of Series B Convertible Preferred Stock in consideration for $200,000 cash and the 11,500,000 shares of common stock owned by IDI. The issuance was exempt from the registration requirements of the Securities Act of 1933 by virtue of the exemption contained in Section 4(a)(2) therein.

Item 3.03 Material Modification to Rights of Security Holders.

On November 4, 2024, the Company approved a Certificate of Designation to authorize its Series B Convertible Preferred Stock. The Certificate of Designation may be deemed to modify the rights of the Company’s common stock. See Item 5.03 for a more complete description of the terms of the Certificate of Designation. As a result of the issuance of 2,500 shares of Series B Convertible Preferred Stock, the conversion price of the Series A Convertible Preferred Stock was reset to $0.20 per share, from $0.575 per share pursuant to the anti-dilution provisions of the Series A Convertible Preferred Stock.

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

(a)     On November 4, 2024, the Company approved a Certificate of Designations, Rights and Preferences of Series B Convertible Preferred Stock (the “Certificate of Designation”) with the Delaware Secretary of State, which authorized the creation and issuance of up to 3,000 shares of Series B Convertible Preferred Stock (the “Series B Preferred”). Under the Certificate of Designation, the Series B Preferred has the following rights:

Dividends: Each share of Series B Preferred is entitled to receive non-cumulative dividends equal to the amount of dividends that the holder of such share would have received if such share of Series B Preferred were converted into shares of common stock immediately prior to the record date of the dividend declared on the common stock.

Liquidation Preference: The Series B Preferred Stock is entitled to receive, prior to any distribution to any junior class of securities, an amount equal to $1,000 per share, plus any accrued but unpaid dividends, as a liquidation preference before any distribution may be made to the holders of any junior security, including the common stock.

Voting Rights: Each holder of Series B Preferred Stock shall vote with holders of the common stock upon any matter submitted to a vote of shareholders, in which event it shall have the number of votes equal to the number of shares of common stock into which such share of Series B Preferred Stock would be convertible on the record date for the vote or consent of shareholders. Each holder of Series B Preferred Stock shall also be entitled to one vote per share on each submitted to a class vote of the holders of Series B Preferred Stock.

Voluntary Conversion Rights: Each share of Series B Preferred Stock is convertible into that number of shares of common stock equal to the liquidation preference of the Series B Preferred divided by a conversion price of $0.20 per share.

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Rank: The Series B Preferred ranks senior to the common stock and any other class or series of preferred stock that may be authorized, but ranks junior to the Series A Convertible Preferred Stock.

Redemption by Company: The Company may redeem all of the Series B Preferred at any time on twenty days notice by payment of the liquidation preference of the Series B Preferred.

Redemption by the Holders: The holders of the Series B Preferred shall not have the right to compel the Company to redeem their Series B Preferred unless the Company is in default under the terms of the Certificate of Designation.

Redemption on Fundamental Transaction: In the event the Company engages in a fundamental transaction, the Company shall be obligated to redeem all of the Series B Preferred at the closing of the transaction, provided that holders of the Series B Preferred shall be entitled to convert their shares of Series B Preferred into common stock in lieu of having them redeemed.

Right to Participate in Future Fundings: Each holder of Series B Preferred has the right to participate in future capital-raising transactions to the extent of its proportionate ownership of the Company on an as converted basis. The right extents to any issuance of common or preferred stock or debt securities convertible into common or preferred stock, except for certain exempted transactions.

Anti-Dilution Protection: The conversion price of the Series B Preferred is subject to reduction to the extent the company issues shares of common stock at a purchase price less than the then current conversion price, (ii) debt or equity securities convertible into common stock at a conversion price less than the then current conversion price, (iii) options or warrants exercisable for common stock at an exercise price less than the then current conversion price, or (iv) options or warrants to purchase convertible debt or equity securities, where the combined exercise and conversion prices would enable the holder to acquire shares of common stock for less than the then current conversion price.

The foregoing description of the Series B Preferred is only a summary. Reference is made the Certificate of Designation filed herewith as an Exhibit for the complete terms of the Series B Preferred.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Item No.	Description

4.1	Certificate of Designations, Rights and Preferences of Series B Convertible Preferred Stock of Bitmine Immersion Technologies, Inc.

10.1	Amendment of Line of Credit Agreement between Bitmine Immersion Technologies, Inc. and Innovative Digital Investors Emerging Technology, L.P.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Bitmine Immersion Technologies, Inc.

Dated: November 7, 2024	By:	/s/ Jonathan Bates
	Name:	Jonathan Bates
	Title:	Chief Executive Officer

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